Exhibit 99.1

Cineverse Reports Third Quarter Fiscal Year 2026 Results

Total Revenue of $16.3 Million

Direct Operating Margin of 69%, compared to 48% in Prior Year Quarter

Adjusted EBITDA of $2.4 Million

Announces Guidance of $115 to $120 Million of Revenue and $10 to $20 Million of Adjusted EBITDA for Fiscal Year 2027, Commencing April 1, 2026

LOS ANGELES, February 17, 2026 – Cineverse Corp. (“Cineverse” or the “Company”) (NASDAQ: CNVS), a global streaming technology and entertainment company, today announced its financial results for its fiscal third quarter ended December 31, 2025 (“Q3 FY 2026”):

Acquisitions (Subsequent Events)

Subsequent to quarter end, the Company completed two acquisitions expected to add approximately $53 million in annual Revenue and approximately $10 million in Adjusted EBITDA for Fiscal Year 2027 (April 1, 2026 to March 31, 2027). Both transactions were completed at valuations the Company believes are favorable relative to the acquired businesses' growth profiles and are expected to be immediately accretive. Together, they accelerate Cineverse's positioning as an integrated, AI-powered platform for media distribution and monetization, while adding durable, recurring revenue streams to the business.

Giant Worldwide Acquisition

Subsequent to quarter end, Cineverse purchased the assets of Giant Worldwide ("Giant"), a global media services provider serving the world's leading Hollywood studios and streaming platforms. Cineverse expects Giant to contribute Revenue of $15 to $17 million and Adjusted EBITDA of $3.5 to $4 million in fiscal year 2027. The majority of the Revenue is recurring in nature, derived from ongoing service relationships with major Hollywood studio and streaming platform clients. Within the first year, the Company anticipates approximately $2.5 million in additional annualized synergies through integration with Matchpoint™.

IndiCue, Inc. Acquisition

Subsequent to quarter end, Cineverse acquired IndiCue, Inc. ("IndiCue") for $22 million in cash and shares of Cineverse common stock, subject to adjustments. Concurrent with the closing, the Company raised $13 million in convertible notes from existing long-term shareholders to support the transaction. IndiCue operates a proprietary white-label CTV monetization platform that enables publishers and streaming operators to manage, optimize, and grow their advertising revenue. Founded in 2023, IndiCue has scaled to more than 40 live clients — including IMAX, Freecast, and others — with 75 additional publishers in onboarding. IndiCue is expected to contribute approximately $38 million in revenue and approximately $7 million in Adjusted EBITDA for fiscal year 2027, representing an 18% EBITDA margin. Revenue is transaction-driven, scaling with advertising volume across the CTV ecosystem. The acquisition integrates IndiCue's monetization technology directly into the Matchpoint™ platform, creating an end-to-end white-label solution unifying content delivery and ad monetization for studios and streaming operators.

We are initiating financial guidance for Fiscal Year 2027 that includes the anticipated impact of the Giant and IndiCue transactions. Revenue is expected to be $115 to $120 million and Adjusted EBITDA is expected to be $10 to $20 million(1).

(1) The Company does not provide a reconciliation of forward-looking Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying adjustments necessary to calculate such non-GAAP measure without unreasonable effort. Material changes to such adjustments, including warrant liability and non-core operating items, could affect future GAAP results.

Q3 FY 2026 Highlights (all comparisons are to the prior year fiscal quarter ended December 31, 2024, or Q3 FY 2025):

Revenue for the quarter was $16.3 million versus $40.7 million in the prior-year quarter, a 60% decrease, due to approximately $22.8 million of theatrical revenue from Terrifier 3 in the prior year fiscal quarter.

Direct Operating Margin was 69%, compared to 48% in the prior year quarter, reflecting the Company’s continued focus on cost management.

SG&A expenses increased by $1.3 million, or 14%, to $10.7 million over the prior year quarter, primarily due to increased marketing expenses related to our theatrical releases of The Toxic Avenger and Silent Night, Deadly Night during the quarter combined with higher professional services and legal expenses associated with our recent acquisitions. These increases are offset by an approximate $1.8 million decrease in compensation expense over the prior year quarter.

Net loss attributable to common stockholders was $(1.0) million, or $(0.05) per basic and diluted share, compared to a net profit of $7.0 million, or $0.34 per share, in the prior-year quarter. Adjusted EBITDA was $2.4 million, compared to $10.9 million last year. However, Adjusted EBITDA improved by $6.0 million over the prior sequential quarter, indicating the success of our efforts to reduce costs and improve margins in our base businesses.

Financial Condition Overview:

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Cash and Cash Equivalents of $2.5 million with $4.2 million available under the $12.5 million Line of Credit Facility (expandable to $15 million) as of December 31, 2025.
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As of December 31, 2025, net working capital was $(1.4) million.
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The Company’s content library, comprised of more than 66,000 titles, was valued as of March 31, 2025 with a Valuation Indication of $45 million, significantly above the $3.2 million book value of the library as of December 31, 2025.
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The Company continues to have its previously approved share repurchase program available which will continue to be utilized as appropriate.

Operational Developments During the Quarter:

Streaming audience growth:

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Total streaming viewers increased approximately 10% year-over-year in Q3 FY26 to 149 million, with total minutes streamed up 33% to more than 3.4 billion and FAST channel minutes up 33% to 3.2 billion.
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Expanded international lineup of owned and/or operated streaming fandom channels through LG Channels in Australia & New Zealand, Rock Bot, and The Roku Channel UK.
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Launched new streaming network, JoySauce, dedicated to 'American Asian' entertainment.

SVOD expansion:

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Led by our flagship Cineverse channel, SVOD subscribers grew approximately 15% year-over-year to 1.55 million.

Technology:

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Announced launch of Matchpoint™ 3.0, an automated AI‑driven media supply chain platform featuring advanced automation, conversational analytics, deeper ad integration, and a fresh new UI/brand identity.
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Announced DEG EnTech Emerging Technology Award win for cineSearch, Powered by Matchpoint™.
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Announced four new customers for Matchpoint™ media supply chain platform: ATPN, The Asylum, Spark, and Waypoint.
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Unveiled new branding, CTV & voice features for cineSearch, Powered by Matchpoint™ ahead of CES.

Motion Picture & Premium Content Releasing:

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Acquired exclusive rights to the award-winning global director Guillermo del Toro's classic fantasy film Pan's Labyrinth — to celebrate the 20th anniversary by leveraging the Company's theatrical distribution model for a 2026 theatrical re-release in 3D and 4k. The multi-year deal includes all North American distribution rights.

Bloody Disgusting & Podcast Business Development:

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Announced Bloody Disgusting partnership with Veeps.com, to perform a global livestream Halloween concert of horror master and iconic composer John Carpenter. The one-night-only event marks Carpenter's return to the stage, streaming live worldwide on Halloween night.

Operational Developments Subsequent to Quarter-End:

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Announced acquisition of Giant and the integration of service into Matchpoint™ platform – bringing deep studio relationships into its automated media services ecosystem. Also announced new leadership team for Giant, a Matchpoint™ company.
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Completed approximately $2 million of SG&A cost reductions subsequent to quarter end in January 2026, and expect to realize the vast majority of the remaining $5.5 million in targeted cost reductions over the next two quarters.
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Ended the quarter with approximately 44,600 subscribers to the Cineverse-branded streaming service.
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Announced Hulu's acquisition of the streaming rights for The Toxic Avenger, to debut on the platform on January 8, 2026.
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Announced innovative partnership with GameStop to promote Return to Silent Hill theatrical release.
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Announced theatrical release date for Air Bud Returns – August 21, 2026. The film also recently completed principal photography.
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Launched Matchpoint® Creative Labs – leveraging generative AI to enable creative services for FAST and ad-supported streaming services.
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Announced release of Silent Night, Deadly Night on digital, with dates announced for physical releases.

Management Commentary:

Chris McGurk, Cineverse Chairman and CEO, stated: “Our financial objective during this quarter was to focus on improving operating results in our base business in anticipation of closing the transformative Giant and IndiCue acquisitions. We are very pleased that these efforts paid off, with significant increases in both Direct Operating Margins and Adjusted EBITDA. Our Direct Operating Margin climbed to 69% versus 48% last year and we recorded Adjusted EBITDA of $2.4 million, up $6.0 million from the prior sequential quarter."

"The Giant and IndiCue acquisitions are truly transformative for Cineverse. Both immediately add significant revenues and Adjusted EBITDA to the Company. They both also bring large, durable and scalable streams of recurring revenues to the Company and significantly strengthen our market position as an AI-powered comprehensive technology services and infrastructure solutions provider for the entertainment industry. We believe both acquisitions featured favorable valuations and deal structures and will be strongly accretive."

"Already, we have seen extremely positive results from the Giant acquisition over the last 6 weeks, and IndiCue’s month-over-month financial performance prior to acquisition was scaling up very rapidly. Therefore, we feel very confident in the financial guidance we are issuing for Fiscal Year 2027, which begins April 1, 2026, of $115 to $120 million in Revenue and $10 to $20 million in Adjusted EBITDA.”

Erick Opeka, Cineverse President and Chief Strategy Officer, stated: “Our focus continues to be on identifying and executing accretive acquisitions that deepen the competitive moat for Matchpoint™ and shifts the Company toward durable, recurring revenue streams. The Giant and IndiCue acquisitions do exactly that – together they connect distribution, data, and monetization into a single, unified solution, positioning Matchpoint™ as the only full-stack streaming distribution and monetization platform for studios and global digital platforms.”

“At the same time, we are continuing to improve margins and see meaningful growth in our recurring subscription business. We ended the quarter and the 2025 calendar year adding a net 45,000 streaming subscribers to our newest channel, Cineverse. We believe our low-cost theatrical model drives substantial brand awareness for this service, and we will continue to maintain cost discipline in that channel while completing our focus on SG&A reductions. We completed approximately $2 million of cost cuts subsequent to quarter end in January 2026, and expect to realize the vast majority of the remaining $5.5 million in cost reductions over the next two quarters. Combined with the anticipated stellar performance of our two new business units, we are confident in our guidance for the coming fiscal year.”

Conference Call

Cineverse will host a conference call at 4:30 p.m. EST/1:30 p.m. PST (Tuesday, February 17, 2026), during which management will discuss the results of its fiscal third quarter ended December 31, 2025.

Call details are as follows:

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The conference call will be accessible online via the Cineverse Investor Relations website, https://investor.cineverse.com.
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You can also register in advance to access the live conference call at: Cineverse Corp Fiscal 2026 Third Quarter Earnings Call.
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An audio recording of the conference call will be available for replay shortly after its completion. To access the replay, visit the Events and Presentations section of the Cineverse Investor Relations website.

About Cineverse

Cineverse (Nasdaq: CNVS) is a next-generation entertainment studio that empowers creators and entertains fans with a wide breadth of content through the power of technology. It has developed a new blueprint for delivering entertainment experiences to passionate audiences and results for its partners with unprecedented efficiency, and distributes more than 66,000 premium films, series, and podcasts.

Cineverse connects fans with bold, authentic, independent stories. Properties include the highest-grossing unrated film in U.S. history; dozens of streaming fandom channels; a premier podcast network; top horror destination Bloody Disgusting; and more. Powering visionary storytelling with cutting-edge innovation, Cineverse’s proprietary streaming tools and AI technology drive revenue and reach to redefine the next era of entertainment. For more information, visit home.cineverse.com.

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cineverse officials during presentations about Cineverse, along with Cineverse's filings with the Securities and Exchange Commission, including Cineverse's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings, or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cineverse's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties, and assumptions about Cineverse, its technology, economic and market factors, and the industries in which Cineverse does business, among other things. These statements are not guarantees of future performance, and Cineverse undertakes no specific obligation or intention to update these statements after the date of this release.

For additional information, please contact:

Julie Milstead

424-281-5411

investorrelations@cineverse.com

CINEVERSE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
	As of
	December 31, 2025	March 31, 2025
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$2,461	$13,941
Accounts receivable, net	17,400	15,752
Content advances	7,949	6,736
Other current assets	1,424	1,652
Total current assets	29,234	38,081
Property and equipment, net	3,528	2,876
Intangible assets, net	17,733	18,168
Goodwill	6,799	6,799
Content advances, net of current	9,239	4,053
Other long-term assets	2,041	2,539
Total Assets	$68,574	$72,516
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$22,068	$31,109
Line of credit	8,281	—
Current portion of deferred consideration	—	2,956
Current portion of operating lease liabilities	290	187
Other current liabilities	8	183
Total current liabilities	30,647	34,435
Operating lease liabilities, net of current	182	275
Other long-term liabilities	1	14
Total Liabilities	$30,830	$34,724
Commitments and contingencies
Stockholders’ Equity
Preferred stock	3,559	3,559
Common Stock	197	194
Additional paid-in capital	559,496	548,405
Treasury stock, at cost	(13,158)	(12,193)
Accumulated deficit	(511,248)	(500,908)
Accumulated other comprehensive loss	(279)	(305)
Total stockholders’ equity of Cineverse Corp.	38,567	38,752
Deficit attributable to noncontrolling interest	(823)	(960)
Total equity	37,744	37,792
Total Liabilities and Equity	$68,574	$72,516

CINEVERSE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended December 31,
	2025	2024
Revenues	$16,286	$40,740
Operating expenses
Direct operating	5,049	20,997
Selling, general and administrative	10,690	9,361
Depreciation and amortization	1,203	946
Total operating expenses	16,942	31,304
Operating (loss) income	(656)	9,436
Interest expense	(195)	(2,342)
Other (expense) income, net	(5)	73
Net (loss) income before income taxes	(856)	7,167
Income tax expense	(19)	(6)
Net (loss) income	(875)	7,161
Net income attributable to noncontrolling interest	(49)	(48)
Net (loss) income attributable to controlling interests	(924)	7,113
Preferred stock dividends	(89)	(89)
Net (loss) income attributable to common stock holders	$(1,013)	$7,024
Net (loss) income per share attributable to common stock holders:
Basic	$(0.05)	$0.38
Diluted	$(0.05)	$0.34
Weighted average shares of common stock outstanding:
Basic	19,218	15,880
Diluted	19,218	17,774

Adjusted EBITDA

We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, merger and acquisition costs, restructuring, transition and acquisitions expense, net, goodwill impairment and certain other items.

Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. We use Adjusted EBITDA as a financial metric to measure the financial performance of the business, because management believes it provides additional information with respect to the performance of its fundamental business activities. For this reason, we believe Adjusted EBITDA will also be useful to others, including our stockholders, as a valuable financial metric.

We present Adjusted EBITDA because we believe that Adjusted EBITDA is a useful supplement to net income (loss) from continuing operations as an indicator of operating performance. We also believe that Adjusted EBITDA is a financial measure that is useful both to management and investors when evaluating our performance and comparing our performance with that of our competitors. We also use Adjusted EBITDA for planning purposes, and to evaluate our financial performance because Adjusted EBITDA excludes certain incremental expenses or non-cash items, such as stock-based compensation charges, that we believe are not indicative of our ongoing operating performance.

We believe that Adjusted EBITDA is a performance measure and not a liquidity measure, and therefore a reconciliation between net income (loss) from operations and Adjusted EBITDA has been provided in the financial results. Adjusted EBITDA should not be considered as an alternative to net income (loss) from operations as an indicator of performance, or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Following is the reconciliation of our consolidated net income (loss) to Adjusted EBITDA (in thousands):

	Three Months Ended December 31,
	2025	2024
Net (loss) income	$(875)	$7,161
Add Back:
Income tax expense	19	6
Depreciation and amortization ⁽¹⁾	1,332	1,031
Interest expense	195	2,342
Stock-based compensation	1,027	490
Other expense (income), net	5	(73)
Net income attributable to noncontrolling interest	(49)	(48)
Acquisition-related costs	603	—
Employee severance costs	97	—
Adjusted EBITDA	$2,354	$10,909

(1) - Includes $129 thousand and $85 thousand of amortization included in direct operating expenses on our Condensed Consolidated Statements of Operations for the three months ended December 31, 2025 and 2024, respectively